                                                                   EXHIBIT 10.34

                                 CALCOMP/KODAK

                PATENT LICENSE AND JOINT DEVELOPMENT AGREEMENT

                PATENT LICENSE AND JOINT DEVELOPMENT AGREEMENT


     THIS PATENT LICENSE AND JOINT DEVELOPMENT AGREEMENT ("Agreement") is made and entered into as of this 29th day of March, 1998 (the "Effective Date"), by and between Calcomp Technology, Inc. ("CALCOMP"), a Delaware corporation having a principal place of business at 2411 West La Palma Avenue, Anaheim, California 92801, and Eastman Kodak Company ("KODAK"), a New Jersey corporation having a principal place of business at 343 State Street, Rochester, New York 14650.


R E C I T A L S :
---------------


     A. CALCOMP has developed new technology related to drop-on-demand piezo inkjet printheads and associated drop-on-demand piezo inkjet print engines (herein referred to as "Printheads" and "Print Engines", respectively, as defined below).

     B. KODAK has developed new technology related to certain inks, paper and other media (herein referred to as "Inks", and "Media", respectively, as defined below) for use in inkjet printing systems, and which, therefore, is believed should also be useful in the new CALCOMP technology.

     C. KODAK desires a license to make, use and sell Printheads and associated Print Engines and inkjet printers (herein referred to as "Printers" as defined below) which use the new CALCOMP technology and the new KODAK technology.

     D. CALCOMP and KODAK desire to jointly develop additional Printheads and associated Print Engines for various applications and certain related Inks, and to cross-license one another to the foregoing technology developed in such joint development effort.

     E. CALCOMP and KODAK desire to purchase for resale and to distribute certain of each other's Inks for use in certain applications, and CALCOMP also desires to purchase for resale certain of KODAK's Media for use in certain applications.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, CALCOMP and KODAK hereby agree as follows:


1.   DEFINITIONS.  As used in this Agreement, the following terms, whether used
     -----------
in the singular or the plural shall have the following meaning:

          1.1  Affiliate shall mean any company, partnership, joint venture, or
               ---------
     other entity which directly or indirectly controls, is controlled by or is under common control with a party. Control shall mean the possession of fifty percent (50%) or more of the voting stock or the power to direct or cause the direction of the management and policies
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                                       2

     of the controlled entity, whether through the ownership of voting securities, by contract or otherwise, but only for so long as such control exists. Provided, however, that any such Affiliate of KODAK shall agree in writing with KODAK, and any such Affiliate of CALCOMP shall agree in writing with CALCOMP, to abide by the terms of this Agreement.

          1.2  Inks means solvent-based pigmented inks, water-based pigmented
               ----
     inks, or dye-based inks for use in Printers.



          1.3  Print Engine means a system comprising one or more Printheads, a
               ------------
     Printhead and carriage support system, an Ink reservoir and system for supplying such Ink from the reservoir to the Printhead, a Printhead maintenance and capping station, drive electronics for the Print Engine, and which also may or may not include as mutually agreed in writing by the Project General Managers of the parties identified in Article X ("Joint Development Direction") with respect to a specific Print Engine, a Media drive system and a mechanical horizontal beam structure.

          1.4  Printhead means a drop-on-demand piezo inkjet printhead in which
               ---------
     individual ink drops are selectively expelled by activating corresponding individually associated ink channels, each channel having two or more walls formed from piezo materials, through corresponding individually associated nozzles, and assemblies thereof.

          1.5  CALCOMP Background Technology means technical information,
               -----------------------------
     inventions, concepts, product designs, component designs, trade secrets, know-how, techniques, designs, processes, communications protocols, software algorithms (whether patentable or not), patents, patent applications, including any patents issuing thereon and any and all divisions, continuations and continuations-in-part thereof, and any and all reissues and reexaminations of any such patents, copyrights, copyright registrations and applications, and all other intellectual property rights (excluding, however, trade names or trademarks) conceived, originated, discovered, developed or otherwise made by CALCOMP, solely or jointly with others, or by others under CALCOMP's direction, and which are related to Printheads, Print Engines or Printers, or to dye-based or solvent-based pigmented Inks, and which were so made (i) prior to March 29, 1998, or (ii) independently of and during the term of the Joint Development Project.

          1.6  Exclusive Field:  See Exhibit J(1) for this Section 1.6.
               ---------------

          1.7  Improvement means inventions, concepts, products, components,
               -----------
     trade secrets, know-how techniques, designs, processes communications protocols, software, whether patentable or not, patents, patent applications, including any patents issuing thereon and any and all divisions, continuations and continuations-in-part thereof, and any and all reissues and reexaminations of any such patents, copyrights, copyright registrations and applications, and all other intellectual property rights (excluding, however, trade names or trademarks) which (i) are conceived, discovered, developed or
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                                       3

     otherwise made by or on behalf of either CALCOMP or KODAK or jointly by the parties, (ii) are so made in the conduct of the Joint Development Project, and (iii) are related to Printheads, Print Engines, Printers, or Ink or Media.

          1.8  Joint Development Project means the development project between
               -------------------------
     KODAK and CALCOMP for the development of certain Printheads and associated Print Engines, if required, and which may also include mutually agreed upon Printers, Inks or Media as further described in the Operating Work Plan to be prepared for the Joint Development Project as described in Section X.3(d) of this Agreement.

          1.9  Media means paper and other media on which the Ink used in a
               -----
     Printer is printed.

          1.10 KODAK Background Technology means technical information,
               ---------------------------
     inventions, concepts, product designs, component designs, trade secrets, know-how, techniques, designs, processes, communications protocols, software algorithms (whether patentable or not), patents, patent applications, including any patents issuing thereon and any and all divisions, continuations and continuations-in-part thereof, and any and all reissues and reexaminations of any such patents, copyrights, copyright registrations and applications, and all other intellectual property rights (excluding, however, trade names and trademarks) conceived, originated, discovered or developed by KODAK, solely or jointly with others, or by others under KODAK's direction, and which are related to water-based pigmented Inks or Media, and were so made (i) prior to March 29, 1998 or
     (ii) independently of and during the term of the Joint Development Project.

          1.11 Nonexclusive Field is as defined in Section 3.2 of this
               ------------------
     Agreement.

          1.12 Master OEM Agreement No. 1 means that certain OEM Agreement
               --------------------------
     between KODAK and CALCOMP, dated March 29, 1998, covering OEM sales of Printheads, Print Engines, Printers, Inks, and Media, if any, by CALCOMP to KODAK.

          1.13 Master OEM/Supply Agreement No. 2 means that certain Agreement
               ---------------------------------
     between KODAK and CALCOMP, dated March 29, 1998, covering CALCOMP-branded sales of Inks and Media by KODAK to CALCOMP and supply of KODAK-branded Inks and KODAK-branded Media by KODAK to CALCOMP.

          1.14 Printer means a system with printing capability that
               -------
     incorporates a Printhead and/or a Print Engine.

          1.15 Net Sales means the amount of monies received by a party or its
               ---------
     Affiliates in the sale or any other transfer of the product in question to independent unrelated third parties in bona fide arm's length commercial transactions, excluding commission payments to third parties, discounts, freight allowances, returns, refunds, bad debts, installation costs, training costs, technical assistance costs and taxes applicable thereto;
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                                       4

     provided, however, that if a party transfers the product in question to (i) an Affiliate for its own internal commercial use in the Exclusive Field or Nonexclusive Field, or (ii) to any unrelated third party (other than an Affiliate) for non-monetary consideration for purposes other than trade or beta testing, the amount of money to be used in determining the applicable Net Sales on such product shall be equal to the amount that such party would have received in a sale of the same volume of such product to an unrelated third party in a bona fide arm's length commercial transaction.

          1.16 ULC Printhead:  See Exhibit J(2) for this Section 1.16.
               -------------------------------------------------------

          1.17 Topaz Assets means those assets acquired by CALCOMP through its
               ------------
     acquisition of Topaz Technologies, Inc., and any substitution, additions, replacements, improvements, betterments and developments thereto, as more fully described on Exhibit G attached hereto.
                        --------------------------

2.   JOINT DEVELOPMENT
     -----------------

          2.1  Scope of Joint Development.  CALCOMP agrees to use its best
               --------------------------
     efforts to achieve the goals and complete the Joint Development Project. KODAK agrees to work jointly with CALCOMP as set forth in this Agreement to support it in achieving the goals and completing the Joint Development Project. The parties acknowledge and agree that CALCOMP has the primary responsibility for achieving the goals and completing the Joint Development Project and in particular Milestones #1 and #2 as described on Exhibit B to this Agreement.

          2.2  Term.  The Joint Development Project will begin March 29, 1998
               ----
     and shall continue until completion of development of the ULC Printhead, unless earlier terminated or extended by written agreement of the parties or as otherwise provided under Article 14 of this Agreement ("Term and Termination").

          2.3  Costs of Joint Development Project:  See Exhibit J(3) for this
               ----------------------------------
     Section 2.3.


X.   JOINT DEVELOPMENT DIRECTION
     ---------------------------

X.1  Joint Development Managers.  Upon signing of this Agreement, the following
     --------------------------
     two Project General Managers for each party shall be appointed to direct the overall conduct of the Joint Development Project activities:

     For KODAK:  A. Gable

     For CALCOMP:  A. Bibl
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                                       5

     Each party shall also appoint a Technical Director to manage day-to-day technical activities of the Joint Development Project but such appointees shall not have authority to decide on issues or proposals which reasonably would be expected to have a material effect on the overall conduct of the Joint Development Project in the absence of, or in lieu of, the written approval of the Project General Managers. The Technical Director for KODAK shall be A. Lubinsky, and the Technical Director for CALCOMP shall be D. Gardner. Any change in the designated Program General Managers or Technical Directors shall require advance written notice to the other party. The Project General Managers and Technical Directors shall have no authority to modify or amend the terms of this Agreement.

X.2  Joint Development Decisions.  All decisions with regard to any material
     ---------------------------
     proposal, issue, or course of action under the Joint Development Project shall be by mutual written agreement of the Project General Managers, unless otherwise specified Agreement.

X.3  Joint Development Responsibilities.  The Project General Managers shall be
     ----------------------------------
responsible for the following:

     a)  Overall direction of the Joint Development Project;

     b)  Staffing and facility requirements of the Joint Development Project;

     c) Scheduling and conducting at least quarterly reviews of the Joint Development Project, the Operating Work Plan for the Joint Development Project, and preparation of suitable progress reports of the project results, including an annual overall written review of the Joint Development Project for the parties; and

     d) Preparing, updating, modifying if necessary, and reviewing the Operating Work Plan for the Joint Development Project in accordance with the milestones and project work set forth in Exhibit A. The first such Operating Work Plan shall be prepared by the parties within sixty (60) days from the Effective Date of this Agreement.

X.4  Joint Development Personnel.  Each party agrees to make its employees and
     ---------------------------
     nonemployee consultants reasonably available at their respective places of employment to consult with the other party on issues arising from work performed on the Printheads and Print Engines of the Joint Development Project, including without limitation technical performance, manufacturing materials and manufacturing process, manufacturing costs, and related issues.

X.5  Joint Development Facilities.  During the Joint Development Project, a
     ----------------------------
     small number of representatives of each party may, upon reasonable notice and at times reasonably acceptable to the other party, (i) visit the facilities where the Joint Development Project is being conducted, (ii) consult informally, during such visits and by telephone, with personnel of the other party performing work on the Joint Development Project, and (iii)
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                                       6

     work in the facilities and with the representatives of the other party who are performing work on the Joint Development Project. Each party at the request of the other party shall cause appropriate individuals working on the Joint Development Project to be reasonably available for meetings at the location of the facilities where such individuals are employed at times reasonably convenient to the party responding to such request.

X.6  Joint Development Records.  Each party shall keep complete, accurate and
     -------------------------
     authentic notes, data and records of the work performed on the Printheads and Print Engines under the Joint Development Project in accordance with its established company practices and shall be obligated to provide all such documentation to the other party upon written request at reasonable intervals. Each party shall further have the right to inspect and make copies of such notes, data and records so maintained by persons carrying out the Joint Development Project at reasonable times; provided, however, that such inspection and copying shall not confer upon the inspecting or copying party any ownership rights with respect to such notes, data or records except as expressly provided in this Agreement.

Y.   Ownership of Improvements
     -------------------------

Y.1  By CALCOMP.  CALCOMP shall own all right, title and interest in and to any
     ----------
     Improvements developed by CALCOMP or KODAK, solely or jointly, which relate to Printheads, Print Engines, Printers, dye based Inks, and/or solvent-based pigmented Inks, including all intellectual property rights (excluding trade names and trademarks), and CALCOMP shall have the right to apply for copyrights, patents (including utility and design patents), or other protection for such intellectual property rights anywhere in the world under its own name and at its own expense. If KODAK makes any Improvement related to Printheads, Print Engines, Printers, dye-based Inks and/or solvent-based pigmented Inks, KODAK shall, and hereby does, transfer to CALCOMP all right, title and interest in and to such Improvement. KODAK agrees that it shall promptly notify CALCOMP of any Improvement and shall take all actions and execute all documents as CALCOMP may reasonably request, to effectuate the acknowledgment of CALCOMP's ownership of the Improvement and the vesting in CALCOMP of complete and exclusive ownership of any such Improvement. KODAK shall secure, maintain and defend for CALCOMP's benefit, all rights in such Improvements, including the right to submit any patent or copyright or application or registration. Notwithstanding the foregoing, KODAK shall have the right to develop independently from CALCOMP and without use of any of the CALCOMP Background Technology, its own inkjet printheads and associated print engines and printers as well as dye-based Inks, solvent-based pigmented Inks and other Media or water-based pigmented Inks and will own all rights therein, including all intellectual property rights. In connection with KODAK's right to develop independently from CALCOMP its own dye-based Inks and solvent-based pigmented Inks and maintain KODAK's ownership of all rights therein, the parties acknowledge that KODAK may use CALCOMP Background Technology with respect to Printheads, Print

     Engines and Printers and prototypes thereof developed in the Joint Development Project; provided, however, that such KODAK independent development activity shall not use CALCOMP Background Technology directed to dye-based Inks or solvent-based pigmented Inks.

Y.2  By KODAK.  KODAK shall own all right, title and interest in and to any
     --------
     Improvements developed by KODAK or CALCOMP, solely or jointly, which relate to water-based pigmented Inks or Media, including all intellectual property rights (excluding trade names or trademarks), and KODAK shall have the right to apply for copyrights, patents (including utility and design patents), or other protection for such intellectual property rights anywhere in the world under its own name and at its own expense. If CALCOMP makes any Improvement related to water-based pigmented Inks or Media, CALCOMP shall, and hereby does, transfer to KODAK all right, title and interest in and to such Improvement. CALCOMP agrees that it shall promptly notify KODAK of any Improvement and shall take all actions and execute all documents as KODAK may reasonably request, to effectuate the acknowledgment of KODAK's ownership of the Improvement and the vesting in KODAK of complete and exclusive ownership of any such Improvement. CALCOMP shall secure, maintain and defend for KODAK's benefit, all rights in such Improvements, including the right to submit any patent or copyright or trademark application or registration. Notwithstanding the foregoing, CALCOMP shall have the right to develop independently from KODAK and without use of any of the KODAK Background Technology, its own water-based pigmented Inks and Media and will own all rights therein, including all intellectual property rights. In connection with CALCOMP's right to develop independently from KODAK its own dye-based, solvent-based pigmented Inks, and water-based pigmented Inks and maintain CALCOMP's ownership of all rights therein, the parties acknowledge that CALCOMP may conduct such independent development with respect to dye-based, solvent-based pigmented Inks, or water-based pigmented Inks using Printheads, Print Engines and Printers and prototypes thereof developed in the Joint Development Project; provided, however, that such CALCOMP independent development activity shall not use KODAK Background Technology directed to dye-based, solvent-based pigmented Inks, or water-based pigmented Inks.

3.   LICENSES
     --------

     3.1  Exclusive License to KODAK.  CALCOMP hereby grants to KODAK and its
          --------------------------
Affiliates, subject to KODAK's and its Affiliates' compliance with its material obligations under this Agreement, a perpetual, exclusive, worldwide license under the CALCOMP Background Technology and under all Improvements owned by CALCOMP, subject to the provisions of paragraph 3.7 below, to make and have made the Printheads, Print Engines, and Printers and to use and sell the Printheads and Print Engines, and Printers within the Exclusive Field. Such license shall be fully paid-up with respect to Improvements owned by CALCOMP and shall be royalty-bearing as set forth in Section 4.2 with respect to CALCOMP Background Technology.
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                                       8

     3.2  Nonexclusive License to KODAK.  CALCOMP hereby further grants to KODAK
          -----------------------------
and its Affiliates, subject to KODAK's and its Affiliates' compliance with its material obligations under this Agreement, a perpetual, non-exclusive, worldwide license under the CALCOMP Technology and under all Improvements owned by CALCOMP, subject to the provisions of paragraph 3.7 below, to make and have made the Printheads, Print Engines, and Printers and to use and sell the Printheads, Print Engines, and Printers within the Nonexclusive Field. Such license shall be fully paid-up with respect to Improvements owned by CALCOMP and shall be royalty-bearing as set forth in Section 4.2 with respect to CALCOMP Background Technology. The Nonexclusive Field includes the worldwide markets for products and services outside of the Exclusive Field and the ULC Printhead with the exception of the following applications:

          3.2.1 Industrial Packaging Printing Applications which mean specially configured monochrome or color piezo inkjet printing systems using a flat-bed printer having a print area of at least 3 feet by 3 feet for printing onto corrugated paper packaging, paper board packaging and other similar packaging substrates;

          3.2.2 Label/Ticket Printing Applications which mean specially configured monochrome or color piezo inkjet printing systems for printing labels or tickets onto substrates having a print width of less than 6 inches;

          3.2.3 Postal Printing Applications which mean specially configured monochrome or color piezo inkjet printing systems primarily intended for printing on postal envelopes or franking printing for postage stamp applications;

          3.2.4 Design and Pattern Printing Applications which mean monochrome or color, high volume, production piezo inkjet printing systems which print recurring designs and patterns directly on textile fabrics, fabric-like substrates and similar home furnishing materials such as wall and floor coverings. Design and Pattern Printing Applications shall not include short-run piezo inkjet printing systems for proofing designs or patterns or piezo inkjet printing systems for signage or displays or piezo inkjet printing systems which print via sublimation onto cloth or other substrates; and

          3.2.5 CAD/CAM Applications which mean monochrome and/or color piezo ink jet printing devices, primarily for engineering, architectural, manufacturing, design and construction markets, which create two dimensional line drawings and three dimensional color renderings to provide hard copy working documents.

     The applications specifically excluded from the Nonexclusive Field in the foregoing Sections 3.2.1 through 3.2.5 shall not be construed to limit or in any way restrict the rights granted to KODAK under this Agreement with respect to the Exclusive Field or the ULC Printhead.
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                                       9

     3.3  Certain Third Party Rights.  KODAK acknowledges that CALCOMP has
          --------------------------
granted certain exclusive rights, for a period of up to six (6) months to a third party solely with respect to 25 picoliter contone Printheads.
            ------
Accordingly, KODAK agrees that until the foregoing exclusive rights granted to the third party terminate, its non-exclusive license rights under this Agreement solely with respect to such 25 picoliter contone Printheads shall be expressly subject to the third party's exclusive rights.

     3.4  Exclusive License For ULC Printhead:  See Exhibit J(4) for this
          ---------------------------------------------------------------
Section 3.4.
------------

     3.5  Nonexclusive License for Inks to KODAK.  CALCOMP hereby further grants
          --------------------------------------
to KODAK and its Affiliates, subject to KODAK's and its Affiliates' compliance with its material obligations under this Agreement, a non-exclusive, worldwide license under the CALCOMP Background Technology and under all Improvements owned by CALCOMP, to make, have made, use and sell dye-based Inks and solvent-based pigmented Inks. Such license shall be fully paid-up with respect to Improvements owned by CALCOMP and shall be royalty-bearing as set forth in
Section 4.2 with respect to CALCOMP Background Technology.

     3.6  Nonexclusive License For Inks to CALCOMP.  KODAK hereby grants to
          ----------------------------------------
CALCOMP and its Affiliates, subject to CALCOMP's and CALCOMP'S Affiliates' compliance with its material obligations under this Agreement, a perpetual, non-exclusive, worldwide license under the KODAK Background Technology and under all Improvements owned by KODAK, to make, have made, use and sell water-based pigmented Inks. Such license shall be fully paid-up with respect to Improvements owned by KODAK and shall be royalty-bearing as set forth in Section
4.3 with respect to KODAK Background Technology. Notwithstanding the foregoing license grant, CALCOMP and its Affiliates shall not have the right to make or have made (other than by KODAK or its Affiliates) water-based pigmented Inks covered by KODAK Background Technology which are the subject of the Joint Development Project and are successfully completed prior to the termination of the Joint Development Project, meaning that a jointly developed water-based pigmented Ink is available for sale in commercial volumes, until five (5) years after such water-based pigmented Ink is first made available for sale in commercial volumes; provided that CALCOMP and its Affiliates shall have the right to make any other water-based pigmented Ink covered by KODAK Background Technology in the Nonexclusive Field five (5) years after the effective date of this Agreement. Notwithstanding the foregoing, in the event that KODAK fails to meet its performance, minimum volume and/or pricing obligations relating to the supply of water-based pigmented Inks (which were the subject of the Joint Development Project and were successfully completed prior to the termination of the Joint Development Project), to CALCOMP or its Affiliates for a continuous period of more than ninety (90) days, and following receipt of notice from CALCOMP or its Affiliates of the ninety (90) day default, fails to cure such default within ninety (90) additional days, CALCOMP and its Affiliates shall thereafter have the right to make or have made such water-based pigmented Inks.

     3.7  KODAK's Right to Make and Have Made.  KODAK and its Affiliates shall
          -----------------------------------
not have the right to make or have made (other than by CALCOMP), Printheads or Print Engines covered by CALCOMP Background Technology which are the subject of the Joint Development
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                                      10

Project and are successfully completed prior to termination of the Joint Development Project, meaning that each of a jointly-developed Printhead and its associated Print Engine, if any is required, is available for sale in commercial volumes, until five (5) years after such Printhead and associated Print Engine are first made available for sale in commercial volumes; provided that KODAK and its Affiliates shall have the right to make any other Printhead or Print Engine not part of the Joint Development Project (including other piezo and non-piezo printheads and print engines) in the Exclusive Field or Nonexclusive Field five
(5) years after the effective date of this Agreement. Notwithstanding the foregoing, in the event that CALCOMP fails to meet its performance, minimum volume and/or pricing obligations relating to the supply of Printheads, or Print Engines (which were the subject of the Joint Development Project and were successfully completed prior to the termination of the Joint Development Project), to KODAK or its Affiliates for a continuous period of more than ninety
(90) days, and following receipt of notice from KODAK or its Affiliates of the ninety (90) day default, fails to cure such default within ninety (90) additional days, KODAK and its Affiliates shall thereafter have the right to make or have made such Printheads or Print Engines.

4.   LICENSE FEES AND ROYALTIES
     --------------------------

     4.1  License Fees and Milestone Payments to CALCOMP.  In partial
          ----------------------------------------------
consideration for the licenses and other rights granted to KODAK by this Agreement and the Master OEM Agreement No. 1, and for CALCOMP's joint development obligations set forth in this Agreement, KODAK shall pay to CALCOMP the License Fee payments set forth on Exhibit B to this Agreement according to the Schedule set forth in such Exhibit B.

          4.1.1  Other Payments.  KODAK shall also pay to CALCOMP the other
                 --------------
     payments set forth on Exhibit B to this Agreement upon achievement and completion of the associated Milestone events specified on Exhibit B.

          4.1.2  Partial Performance.  Partial performance of a Milestone does
                 -------------------
     not obligate KODAK for partial payment of the payment for such Milestone. Otherwise, failure to perform a Milestone shall be handled as set forth in
     Section 14.3 of this Agreement.

          4.1.3  Independent Events.  Each of the payments set forth in Exhibit
                 ------------------
     B is independent of the other payments such that CALCOMP's failure to meet one Milestone does not excuse KODAK's obligation to make future milestone payments, unless the Agreement is terminated by KODAK pursuant to Article 14 of this Agreement ("Term and Termination").

          4.2  Royalties to CALCOMP:  See Exhibit J(5) for this Section 4.2.
               -------------------------------------------------------------

     4.3  Royalties to KODAK:  See Exhibit J(6) for this Section 4.3.
          -----------------------------------------------------------

     4.4  Termination of all Royalties.  Notwithstanding the foregoing Sections
          ----------------------------
4.1 through 4.3, neither party shall owe any royalties under this Agreement to the other seven (7) years after the termination of the Joint Development Project, which may be extended pursuant to Section 2.2 of this Agreement.

     4.5  Royalty-Bearing Products.  Except as set forth in Sections 4.2 and
          ------------------------
4.3, neither party shall pay royalties to the other party on any other products made under the licenses granted under this Agreement.

5.   AGREEMENT TO PURCHASE CALCOMP WARRANTS
     --------------------------------------

     Simultaneously with the execution of this Agreement, CALCOMP will grant warrants to KODAK in the form of the Common Stock Purchase Warrant attached hereto as Exhibit C.

6.   CALCOMP'S AND KODAK'S COMMITMENTS
     ---------------------------------

     6.1  Supply of Printheads and Print Engines.  Until KODAK has the right to
          --------------------------------------
make and have made Printheads, and Print Engines, which are the subject of the Joint Development Project, CALCOMP will supply to KODAK and KODAK will purchase from CALCOMP, KODAK's reasonable requirements of such Printheads, and Print Engines under Master OEM Agreement No. 1, at preferred OEM pricing subject to the terms and conditions set forth in such Master OEM Agreement No. 1.

     6.2  Minimum Purchase Volumes for Print Engines.  If in any year KODAK
          ------------------------------------------
fails to purchase the minimum purchase volumes as mutually agreed upon under Master OEM Agreement No. 1 of a specific Printhead and associated Print Engine which has been designated in writing by the Project General Managers for use in the Exclusive Field, the exclusive license set forth in Section 2.1 of this Joint Development Agreement will automatically become a non-exclusive license solely with respect to that specific Printhead.

     6.3  Supply of Inks.  Until CALCOMP has the right to make and have made
          --------------
water-based pigmented Inks which are developed as a part of the Joint Development Project, KODAK will supply to CALCOMP and CALCOMP will purchase from KODAK, CALCOMP's reasonable requirements of such water-based pigmented Inks under Master OEM/Supply Agreement No. 2 at preferred OEM pricing subject to the terms and conditions, including mutually agreed upon pricing and specifications, set forth in such Master OEM/Supply Agreement No. 2.

     6.4  Supply of Printers.  CALCOMP agrees to supply KODAK upon request with
          ------------------
its reasonable requirements of Printers which are used or developed in the Joint Development Project in connection with the Printheads and Print Engines which are the subject of the Joint

Development Project at preferred OEM pricing, subject to the terms and conditions, including mutually agreed upon pricing and specifications, set forth in Master OEM Agreement No. 1.

     6.5  Supply of Media.  CALCOMP agrees to purchase from KODAK its reasonable
          ---------------
requirements of KODAK-branded Media or CALCOMP-branded Media which is used or developed in the Joint Development Project in connection with the Printheads and Print Engines which are the subject of the Joint Development Project at preferred pricing, subject to the terms and conditions, including mutually agreed upon pricing and specifications, set forth in Master OEM/Supply Agreement No. 2.

     6.6  Purchase of Inks from CALCOMP.  CALCOMP agrees to sell KODAK upon
          -----------------------------
request its reasonable requirements of dye-based Inks and solvent-based pigmented Inks which are used or developed under the Agreement in connection with the Printheads and Print Engines which are the subject of the Joint Development Project at preferred OEM pricing, subject to the terms and conditions, including mutually agreed upon pricing and specifications, set forth in Master OEM Agreement No. 1.

     6.7  Distribution of Inks.  Each party (as herein designated in this
          --------------------
Section 6.7 a "First Party") hereby appoints the other party (as herein designated in this Section 6.7 a "Second Party") as a distributor of the Inks which are jointly developed under the Joint Development Project and made or have made by the First Party for distribution and resale of such Inks by the Second Party or its Affiliates in the Nonexclusive Field; provided, however, that for each such Ink sold under the Second Party's or its Affiliate's own brand or the brand of a reseller, the Second Party will on the label and packaging of the Ink and in the marketing and sales activities and promotional literature associated with the Ink, designate the Ink for use only in Printheads, and associated Print Engines and Printers, developed under the Joint Development Project and sold under the Second Party's or its Affiliate's own brand or under the brand of a third party reseller who is reselling Printheads, and associated Print Engines and Printers, developed under the Joint Development Project which have been purchased from the Second Party or its Affiliates.

     6.8  CALCOMP Commitment of Funds.  CALCOMP hereby commits that it will
          ---------------------------
devote all of the funds it has committed to use in the Joint Development Project in calendar years 1998 and 1999 as specified in Section 2.3.2 of this Agreement and all of the monies and all of the payments specified in Exhibit B (except the payment(s) in item B thereof) to the conduct of the Joint Development Project in accordance with the provisions in Section 2.3.2 of this Agreement, and that it will provide KODAK in each of calendar years 1998 and 1999 within sixty (60) days of the close of each calendar quarter an accounting and a written report confirming the foregoing expenditures for the Joint Development Project. Such accounting and written report shall be subject to audit by KODAK in accordance with Section 8.1 of this Agreement.

     6.9  KODAK Pigments.  KODAK will consider, but makes no binding commitment,
          --------------
to supply pigments for purchase by CALCOMP for use in the manufacture of Inks.

(Article 7 is not used.)
------------------------

8.   REPORTS AND PAYMENT
     -------------------

     8.1  Records.  Each of KODAK and CALCOMP will keep complete, true, and
          -------
accurate books of account and records for the purpose of showing the derivation of all amounts payable to the other party under this Agreement and the use of funds provided by the other party for which a specific use is required by this Agreement. Such books and records will be kept at such party's principal place of business for at least two (2) years following the end of the calendar quarter to which they pertain. Upon reasonable advance notice by the other party and not more than once per year, such books and records will be open during reasonable business hours for audit for the sole purpose of verifying royalty statements, or compliance with the permitted uses of funds specified in Section
2.3 and Exhibit B in this Agreement or required contributions of funds and other resources specified in Section 2.3 by a certified public accounting firm who is retained on other than a contingent fee basis, who has agreed to be bound by the confidentiality provisions of Article 12 of this Agreement ("Confidentiality"), and who is reasonably acceptable to the party being audited.

     8.2  Written Reports.  Each party agrees to make quarterly written reports
          ---------------
to the other party within sixty (60) days after the end of each calendar quarter during the life of this Agreement for which the reporting party is required to make such report, and as of such dates, stating in each such report the Net Sales accruing during the preceding three (3) calendar months and upon which royalty is payable as provided in Article 4 of this Agreement ("License Fee and Royalties"). The first such report shall be due for a party in the calendar quarter following the quarter in which such party makes available for sale products on which royalty is payable under Article 4 and shall include the entire Net Sales which accrued prior to the date of such report.

     8.3  Payment Of Royalties.  At the time each party provides a quarterly
          --------------------
written report as set forth in Section 8.2 ("Written Reports"), the reporting party shall pay to the other party royalties in United States dollars by wire transfer.

     8.4  Cost of Audits.  Audits shall be at the expense of the auditing party
          --------------
unless a variation or error exceeding U.S. $10,000, or the equivalent, is discovered in the course of any such inspection, whereupon all costs relating thereto shall be paid by the party being audited. Furthermore, the audited party will promptly pay to the other party the full amount of any underpayment.


9.   PROPRIETARY RIGHTS
     ------------------

     9.1  CALCOMP Background Technology.  Subject to the rights and licenses
          -----------------------------
granted to KODAK and its Affiliates hereunder, CALCOMP retains all rights, title, and interest in the

CALCOMP Background Technology, including, without limitation, all patents, copyrights, trade secrets, and any other intellectual property and proprietary rights.

     9.2  KODAK Background Technology.  Subject to the rights and licenses
          ---------------------------
granted to CALCOMP and its Affiliates hereunder, KODAK retains all rights, title, and interest in the KODAK Background Technology, including, without limitation, all patents, copyrights, trade secrets, and any other intellectual property and proprietary rights.

10.  TRADEMARKS AND LOGOS
     --------------------

     Except as provided in this Article 10 ("Trademarks and Logos"), nothing contained in this Agreement shall be construed as granting any right or license to either party to use the trade names or trademarks of the other.

     10.1  Logo.  Each Printer incorporating a Printhead, Print Engine, or ULC
           ----
     Printhead, which is purchased by KODAK or its Affiliates from CALCOMP or made by or for KODAK or its Affiliates under the licenses granted by CALCOMP under Article 3 ("Licenses") of this Agreement, shall bear a logo referencing the incorporation of CALCOMP's CRYSTALJET technology as depicted on Exhibit E to this Agreement, as may be amended from time to time by CALCOMP (the "Technology Logo"). The foregoing requirements with respect to the use of the Technology Logo shall apply during the term of this Agreement but only for so long as:

          10.1.1 All Printers manufactured and sold by CALCOMP and its Affiliates bear the Technology Logo;

          10.1.2 CALCOMP requires that all printers manufactured for CALCOMP or its Affiliates or by a third party under license of technology or patents granted by CALCOMP or its Affiliates bear the Technology Logo, meet or exceed the applicable Printer, Printhead or Print Engine quality standards in the Nonexclusive Field by producing a print quality reasonably comparable to or better than that produced by printers in the top 5 printing products which directly compete with Printers incorporating a Printhead or Print Engine, and conform to the standards for use of the Technology Logo set forth in Exhibit E; and

          10.1.3 All of the Printers manufactured by CALCOMP or its Affiliates for KODAK or its Affiliates, in the Nonexclusive Field meet the quality standards in the Nonexclusive Field by producing a print quality reasonably comparable to or better than that produced by printers in the top 5 printing products which directly compete with Printers incorporating a Printhead or Print Engine, and conform to the standards for use of the Technology Logo set forth in Exhibit E.

     In the event that CALCOMP does not comply with the provisions of 10.1.1,
10.1.2 or 10.1.3 above, KODAK AND ITS Affiliates have the right to be released from the foregoing requirements to use the Technology Logo without incurring any financial liability or obligation under this Agreement relating to such release.


     10.2  License of Technology Logo.  CALCOMP hereby grants to KODAK and its
           --------------------------
Affiliates a non-exclusive, non-transferable, worldwide, right and license to use the Technology Logo solely on or in connection with the manufacture, advertisement, promotion, distribution and sale of Printers incorporating Printheads, Print Engines, or the ULC Printhead purchased by KODAK or by KODAK's Affiliates from CALCOMP under Master OEM Agreement No. 1 or made under the licenses granted by CALCOMP under Article 3 ("Licenses") of this Agreement, respectively.

     10.3  Quality Control for the Technology Logo for Purchased Printheads.
           ----------------------------------------------------------------
KODAK agrees that all Printers incorporating a Printhead, Print Engine, and/or ULC Printhead purchased by KODAK or its Affiliates from CALCOMP under Master OEM Agreement No. 1 and which Printers are manufactured by or for KODAK or its Affiliates other than by CALCOMP and bear the Technology Logo shall produce a print quality reasonably comparable to or better than that produced by printers in the top 5 printing products which directly compete with such Printers and comply with the standards for use of the Technology Logo set forth in Exhibit E. KODAK agrees upon reasonable request by CALCOMP, to deliver free of charge to CALCOMP, a sample of specified models of Printers manufactured by or for KODAK or its Affiliates other than by CALCOMP and/or photographs clearly showing the presentation of the Technology Logo on the Printer, provided however that for each such specified model of Printer KODAK and its Affiliates shall be required to furnish such samples no more than once in any consecutive six (6) month period during the term of this Agreement. Should CALCOMP at any time determine that the quality of any of the Printers bearing the Technology Logo manufactured by or for KODAK or its Affiliates other than by CALCOMP does not reasonably conform to the aforementioned print quality set forth in this Section 10.3 and the standards for use of the Technology Logo set forth in Exhibit E, CALCOMP will provide written notice to KODAK specifying the nature of the nonconformance. Upon receipt of such notice, KODAK shall use commercially reasonable efforts to correct the nonconformance. If KODAK does not reasonably correct the nonconformance within ninety (90) days from receipt of written notice from CALCOMP, KODAK shall stop shipping the aforesaid Printers.

     10.4  Quality Control for Technology Logo for Licensed Printheads.  KODAK
           -----------------------------------------------------------
agrees that each Printer incorporating a Printhead, Print Engine, or ULC Printhead manufactured by or for KODAK or its Affiliates under the licenses granted by CALCOMP under Article 3 ("Licenses") of this Agreement and bearing the Technology Logo shall produce a print quality reasonably comparable to or better than that produced by the printheads in the top 5 printing products which directly compete with such Printer and comply with the standards for use of the Technology Logo set forth in Exhibit E. KODAK agrees upon reasonable request by CALCOMP, to deliver free of charge to CALCOMP, a sample of specified models of each

Printhead, Print Engine, and/or ULC Printhead manufactured by or for KODAK other than by CALCOMP, samples of prints produced by such Printhead, and photographs clearly showing the presentation of the Technology Logo on the Printer in which such Printhead is used, provided however that for each such specified model of Printhead KODAK and its Affiliates shall be required to furnish such samples no more than once in any consecutive six (6) month period during the term of this Agreement. Should CALCOMP at any time determine that the quality of any of the aforesaid Printers bearing the Technology Logo manufactured by or for KODAK or its Affiliates other than by CALCOMP does not reasonably conform to the aforementioned print quality set forth in this Section 10.4 and the standards for use of the Technology Logo set forth in Exhibit E, CALCOMP will provide written notice to KODAK specifying the nature of the nonconformance. Upon receipt of such notice, KODAK shall use commercially reasonable efforts to correct the nonconformance. If KODAK does not reasonably correct the nonconformance within ninety (90) days from receipt of written notice from CALCOMP, KODAK shall stop shipping the aforesaid Printers.

     10.5  Use of the Technology Logo.  KODAK agrees that the presentation and
           --------------------------
image of the Technology Logo shall be reasonably uniform, and consistent and presented in a manner reasonably conforming to CALCOMP's standards (as set forth in Exhibit E) for the use and display of the Technology Logo with respect to all models of Printers (within a specified line of Printers) bearing the Technology Logo. The Technology Logo will be readily visible to a user of the Printer and may not be used on or in reference to any product other than Printers incorporating a Printhead, Print Engine or a ULC Printhead purchased by KODAK or by KODAK's Affiliates from CALCOMP under Master OEM Agreement No. 1 or manufactured by or for KODAK or KODAK's Affiliates under the Licenses granted under Article 3 ("Licenses") of this Agreement.

     10.6  Advertising.  During the period specified in Section 10.1 above,
           -----------
KODAK agrees that it will include in substantially all KODAK advertisements for the Printers the Technology Logo in clearly visible form and a statement that the Printers incorporate CRYSTALJET technology under license from CALCOMP.
KODAK agrees to promptly review any and all advertisements which include the Technology Logo to which CALCOMP has objected in writing with respect to KODAK's use of the Technology Logo and will use commercially reasonable efforts to correct that portion to which CALCOMP has reasonably objected.

     10.6  Ownership.  KODAK hereby agrees that it shall acquire no ownership
           ---------
interest in the Technology Logo by virtue of this Agreement.

     10.7  Warranty and Indemnification.  CALCOMP warrants to KODAK and its
           ----------------------------
Affiliates that the Technology Logo does not violate the rights of any third party and that it has full power to make this Agreement and to grant the rights as provided herein. CALCOMP agrees to defend and indemnify KODAK and its Affiliates against any claims (and to pay any damages and attorneys' fees awarded) based on allegations that use of the Technology Logo infringes the trademark rights of any third party, which allegations, if true, would constitute a breach of the foregoing express warranty, provided that CALCOMP is
                                                       --------
promptly notified of and tendered the
defense to such claims with counsel of its own choosing and no settlement is made without CALCOMP's prior written consent.

11.  PURCHASE AND SALE
     -----------------

     The terms and conditions relating to the purchase and sale of products between the parties are to be governed by Master OEM Agreement No. 1 and Master OEM/Supply Agreement No. 2 as appropriate, entered into between the parties concurrently with this Agreement.

12.  CONFIDENTIALITY
     ---------------

     12.1  CALCOMP's Confidential Information.  KODAK agrees to maintain the
           ----------------------------------
confidential nature of trade secrets and proprietary information relating to the Joint Development Project belonging to CALCOMP (i) which is disclosed to KODAK by CALCOMP in tangible form clearly labeled as confidential at the time of disclosure, or (ii) which is disclosed to KODAK by CALCOMP initially in non-tangible form and identified as confidential at the time of disclosure and, within thirty (30) days following the initial disclosure, is summarized and designated as confidential in a written memorandum delivered to KODAK ("CALCOMP's Confidential Information"). KODAK shall not use CALCOMP's Confidential Information for any purpose other than exercising the rights granted to KODAK under and in the performance of this Agreement. KODAK shall not disclose CALCOMP's Confidential Information to any third party without the prior written consent of CALCOMP.

     12.2  KODAK's Confidential Information.  CALCOMP agrees to maintain the
           --------------------------------
confidential nature of trade secrets and proprietary information relating to the Joint Development Project belonging to KODAK (i) which is disclosed to CALCOMP by KODAK in tangible form clearly labeled as confidential at the time of disclosure, or (ii) which is disclosed to CALCOMP by KODAK initially in non-tangible form and identified as confidential at the time of disclosure and, within thirty (30) days following the initial disclosure, is summarized and designated as confidential in a written memorandum delivered to CALCOMP ("KODAK'S Confidential Information"). CALCOMP shall not use KODAK's Confidential Information for any purpose other than exercising the rights granted to CALCOMP under and in the performance of this Agreement. CALCOMP shall not disclose KODAK's Confidential Information to any third party without the prior written consent of KODAK.

     12.3  Period of, and Exclusions from, Confidentiality Obligations.  The
           -----------------------------------------------------------
foregoing obligations of confidentiality on the parties under this Article 12 shall apply until seven (7) years after termination of the Joint Development Project, but these obligations shall not apply to information that:

          12.3.1  prior to the transmittal was of general public knowledge;

          12.3.2 becomes a matter of general public knowledge otherwise than as a consequence of a breach under this Agreement;

          12.3.3  is made public by the party claiming confidentiality;

          12.3.4 is required to be disclosed by applicable law or regulation; provided however, that the party who may be required to disclose such information shall notify the other party in sufficient time for the owner of such Confidential Information to file the appropriate documents with the court to obtain a protective order to enforce the confidentiality requirements of this Agreement;

          12.3.5 the receiving party can establish by competent proof was in its possession at the time of disclosure by the disclosing party and was not acquired, directly or indirectly, from the disclosing party;

          12.3.6 is received from a third party; provided, however, that the receiving party has no reason to know such information was obtained by said third party, directly or indirectly, from the other party under a nondisclosure agreement;

          12.3.7 the receiving party can establish was independently developed without recourse to the confidential information of the other party;

          12.3.8 is submitted to governmental or non-governmental agencies to obtain the issuance of marketing or safety approvals for products developed under the terms of this Agreement;

          12.3.9 is disclosed to agents and subcontractors of the parties in the furtherance of the parties' permitted development, manufacturing or marketing activities under the terms of this Agreement under confidentiality provisions which are the same or similar to those set forth in this Agreement;

          12.3.10 is disclosed in patents filed in furtherance of the parties' permitted development, manufacturing, and marketing activities under the terms of this Agreement; or

          12.3.11 is product-related information which (i) is reasonably required to be disclosed in connection with the manufacture or marketing of Printheads, Print Engines, Printers, Inks, or Media developed or manufactured under the terms of this Agreement and (ii) is disclosed under confidentiality provisions which are the same or similar to those set forth in this Agreement where appropriate.

          12.4  Injunctive Relief.  The parties acknowledge that in certain
                -----------------
cases it is possible that neither party may have an adequate remedy at law if the other party violates the terms of this Article 12 ("Confidentiality") and that in such cases each party, unless it is in breach of a material obligation of this Agreement, may have the right to seek injunctive relief or otherwise to specifically enforce any of the covenants in this Article 12 ("Confidentiality") if the other party fails to perform such covenants.

13.  WARRANTIES AND REPRESENTATIONS; DISCLAIMER OF IMPLIED WARRANTIES
     ----------------------------------------------------------------

     13.1 Each party to this Agreement represents and warrants that (i) it has the full power, right, and authority to enter this Agreement and to grant the rights and licenses granted hereunder to the other party, (ii) that it has entered into no prior agreements or undertaken any prior obligations, nor shall it enter into any such agreements or undertake any such obligations during the term of this Agreement, which conflict with the performance of its duties and licenses granted hereunder to the other party, (iii) it is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it was incorporated, and (iv) that it shall guarantee the performance of its Affiliates under this Agreement.

     13.2 CALCOMP represents and warrants as of the Effective Date that there are no outstanding liens, claims, or other encumbrances on the rights in CALCOMP Background Technology which are designated for use in the Joint Development Project to be conducted hereunder with KODAK. A complete list of the patents and patent applications which are included in CALCOMP's Background Technology as of the Effective Date of this Agreement is set forth in the attached Exhibit D. Upon request no more than twice each year during the term of this Agreement, CALCOMP will provide KODAK with an updated list of its patents and patent applications included in CALCOMP Background Technology.

     13.3 THE FOREGOING WARRANTIES ARE EXCLUSIVE, ARE THE ONLY WARRANTIES MADE BY THE PARTIES IN CONNECTION WITH THIS AGREEMENT AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED OR STATUTORY, INCLUDING THE IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND OF NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTIES.

14.  TERM AND TERMINATION
     --------------------

     14.1  Term.  This Agreement and the Joint Development Project shall remain
           ----
in effect for a period of five (5) years from the Effective Date specified on the first page hereof, unless earlier terminated or extended by written agreement of the parties or earlier terminated under Section 2.2 or this Article 14.

     14.2  Termination for Breach.  Unless otherwise specified in this
           ----------------------
Agreement, the default by one party of a material obligation of such party under this Agreement shall entitle the other party to give the party in default written notice describing such default in detail (including supporting documentation) and requiring it to remedy such default. If such default is not fully remedied within ninety (90) days after the date of such notice, the notifying party shall be entitled to, in addition to all other remedies available to such party, terminate this Agreement by a written notice to the defaulting party.

     14.3  Failure to Meet Milestones and Termination.  Notwithstanding Section
           ------------------------------------------
2.1 above, Exhibit B sets forth a completion date for each Milestone.

          (a) CALCOMP acknowledges that it is the party primarily responsible for completing Milestones #1 and #2 under this Agreement. In the event the failure to complete Milestone #1 or #2 is caused by CALCOMP's failure to meet its material obligations under this Agreement relating to completion of such Milestone, KODAK shall notify CALCOMP in writing of the specific nature of the failure and shall give CALCOMP a cure period of ninety (90) days to cure the failure and to comply. The deadline for the completion of such Milestone will be extended by the cure period. If CALCOMP does not cure such failure and complete such Milestone within such cure period, (i) KODAK shall not make the payment to CALCOMP for completion of the Milestone, and (ii) KODAK may terminate this Agreement upon providing written notice to CALCOMP within (60) days of the completion date for such Milestone, as extended.

          (b) The parties acknowledge and agree that Milestone #3 is substantially dependent upon the efforts of both parties as described in the Operating Work Plan of the Joint Development Project in Exhibit A. In the event that the parties are not able to complete Milestone #3 by the completion date set forth in Exhibit B, and such failure is caused by one party's failure to meet its material obligations under this Agreement relating to completion of such Milestone, the other party shall notify the first party of the specific nature of the failure and shall give the first party a cure period (at least 90 days) to permit the party to cure the failure and to comply. The deadline for completion of Milestone #3 will be extended by the cure period. In the event, the failure to complete Milestone #3 is caused by CALCOMP's failure to meet its obligations under this Agreement relating to completion of such Milestone, then
(i) KODAK shall not make the payment to CALCOMP for completion of the Milestone, and (ii) KODAK may terminate this Agreement upon providing written notice to CALCOMP within sixty (60) days of the completion date for such Milestone, as extended.

          (c) In the event that neither party is in default with respect to its material obligations under this Agreement relating to completion of a Milestone and such Milestone is not completed by the completion deadline for such Milestone in Exhibit B, there shall be a reasonable additional period of time at least ninety (90) days following such date within which the parties will have to complete the Milestone. If the Milestone is still not completed after expiration of such additional period, and the parties do not mutually agree in writing to extend the completion date for such Milestone, then (i) KODAK will not make the payment to CALCOMP related to completion of such Milestone, and
(ii) KODAK may terminate this Agreement upon providing written notice to CALCOMP within sixty (60) days of the final completion date for such Milestone, as extended.

          (d) In the event the failure to complete Milestone #1, Milestone #2 or Milestone #3 by the completion date set forth in Exhibit B is caused by KODAK's failure to meet its material obligations under this Agreement relating to completion of such Milestone and KODAK does not cure such failure with the result that CALCOMP is unable to complete the Milestone, CALCOMP shall be entitled to give KODAK written notice of the specific nature of the failure (including supporting documentation) and requiring KODAK to remedy such failure. If such failure is not fully remedied within ninety (90) days after the date of such notice, KODAK shall promptly pay CALCOMP the full amount of the applicable Milestone payment.

     14.4  Termination on Insolvency.  Either party may terminate this Agreement
           -------------------------
at any time upon or after the filing against the other party by any third party of a petition in bankruptcy or insolvency, which proceeding is not discharged within 120 days, or upon or after any adjudication that the other party is insolvent, or upon or after the filing by the other party of any petition or answer seeking reorganization, readjustment or arrangement of the business of the other party under any law relating to bankruptcy or insolvency, or upon or after the appointment of a receiver for all or substantially all of the property of the other party of any assignment or attempted assignment for the benefit of creditors, or upon or after the institution of any proceedings for the liquidation or winding up of the other party's business.

     14.5  Rights Upon Termination.
           -----------------------

          14.5.1 In the event of any valid termination of this Agreement under Sections 14.2, 14.3 or 14.4 hereof, each party's rights under this Agreement shall be terminated. Except as provided in Section 14.5.2,
     Section 14.5.3, and Section 14.5.5 hereof, the termination of the parties' rights shall include the termination of any rights of each party to continue to use the technology belonging to the other party. No termination shall impact either party's rights to collect for accrued or previously paid royalties.

          14.5.2 In the event of any valid termination of this Agreement by one party under Section 14.2 of this Agreement, unless the one party is in breach of any material obligation under this Agreement, the licenses granted to the non-breaching party in this Agreement shall continue in perpetuity and shall be fully-paid up.

          14.5.3 In the event of any valid termination of this Agreement by one party under Section 14.3 or 14.4 of this Agreement, unless the one party is in breach of a material obligation under this Agreement, the licenses granted to the non-breaching party in this Agreement shall continue with royalties due and payable for the period and on the terms set forth in this Agreement.

          14.5.4 Notwithstanding the above, if this Agreement terminates for any reason other than breach of KODAK's obligation in Section 10.3 or 10.4 of this Agreement, or if it expires, KODAK may continue to sell for 180 days after termination or expiration the inventory of finished or completed Printers bearing the Technology Logo which exists as of the termination or expiration date. If the Agreement terminates due to breach of KODAK's obligation in Section 10.3 or Section 10.4 of this Agreement, KODAK shall not have the foregoing right to continue to sell such inventory of Printers.

          14.5.5 In the event of any valid termination of this Agreement other than termination under Sections 14.2, 14.3, or 14.4 hereof, the licenses granted to a party under this Agreement shall continue with royalties due and payable for the period and on the terms set forth in this Agreement, unless such party is in breach of a material obligation under this Agreement.

15.  DISPUTE RESOLUTION
     ------------------

     The parties will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity hereof promptly by negotiations between executives of the parties who have authority to settle the controversy or claim and who do not have direct responsibility for the administration of this Agreement.

     The disputing party shall give the other party written notice of the dispute. Within thirty (30) days after receipt of the notice, the receiving party shall submit to the disputing party a written response. The notice and response shall include (a) a statement of each party's position and a summary of the evidence and arguments supporting its position, and (b) the name and title of the executive who will represent that party. The executives shall meet at a mutually acceptable time and place within forty (40) days of the date of the disputing party's notice and thereafter as they reasonably deem necessary to exchange relevant information and to attempt to resolve the controversy or claim.

     If the controversy or claim has not been resolved pursuant to the mediation procedure within ninety (90) days of the commencement of such procedure, or if either party will not participate in mediation, either party may initiate litigation in a state or federal court having jurisdiction thereof and located in the judicial district in which the other party has its principal office. All statutes of limitation shall be tolled while the alternative dispute resolution procedures described in this Article are pending.

16.  GOVERNMENT APPROVALS
     --------------------

     KODAK and CALCOMP acknowledge that each party has determined that this Agreement is not subject to "pre-merger" clearance procedures in the United States ("US") and the European Community ("EC"). Accordingly, KODAK and CALCOMP agree that in the event any required clearance for this Agreement is required in the US or the EC and/or any necessary filing is not approved by any jurisdiction which requires such a filing, the parties shall amend this Agreement to the extent necessary to comply with any such required clearance or filing, with such amendment to contain commercially reasonable provisions which preserve the economic equity of both parties.

17.  PUBLICITY; MUTUAL PRESS RELEASE
     -------------------------------

     Neither party shall disclose the terms of this Agreement without the prior written consent of the other party. CALCOMP and KODAK have agreed to the wording of the press release in the attached Exhibit I. Both parties shall publish this press release on a mutually agreed-on date. Nothing in this
Section 17 will prevent CALCOMP or KODAK from disclosing matters required to be disclosed by the Securities and Exchange Commission or other governmental authorities.

18.  MISCELLANEOUS
     -------------

     18.1  Nonassignability.  Except in connection with the sale of all or
           ----------------
substantially all of the Printhead assets or Printhead business of either party to which this Agreement relates other than a competitor of the other party listed in Exhibit H, which the parties may mutually agree to amend in writing from time to time during the term of this Agreement, and except as contemplated under Section 18.18, neither party may assign, transfer or sublicense any of the rights or obligations under this Agreement, without the prior written consent of the other party. This Agreement will inure to the benefit of and bind each party's successors and assigns.

     18.2  Failure to Enforce.  The failure of either party to enforce at any
           ------------------
time or for any period of time the provisions of this Agreement shall not be construed to be a waiver of such provisions or of the right of such party to enforce each and every such provision.

     18.3  Governing Law.  Except as set forth in Article 15 of this Agreement
           -------------
("Dispute Resolution"), this Agreement shall be deemed to have been made in the State of New York, United States of America, and shall be governed by and construed according to the laws of the State of New York without reference to its conflict of laws provisions.

     18.4  Severability.  In the event that any of the provisions of this
           ------------
Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provisions shall be deleted from this Agreement and the remaining portions of this Agreement shall remain in full force and effect, except where the economic equity of both parties hereto is materially affected by such unenforceability.

     18.5  Notice.  Any notice required or permitted to be given to the parties
           ------
hereto shall be given in writing and be either personally delivered, sent by registered or certified mail, return-receipt requested, postage prepaid (except during time of postal strike), or sent by facsimile to the other party to the address set forth below. Any notice sent by personal delivery or registered mail shall be deemed to be received on the date of delivery. Any notice sent by facsimile shall be deemed to have been received by the party to whom it was sent on the first business day following its transmission. Furthermore, while any party may change its address by written notice to the other party in accordance with this Section 18.5, all addresses for notice must be addresses to which notices can be personally delivered.

  Address for Notice to KODAK               Address for Notice to CALCOMP
  ---------------------------               -----------------------------

     Eastman Kodak Company                        CalComp Technology, Inc.
     343 State Street                             14555 North 82nd Street
     Rochester, NY   14650-0414                   Scottsdale AZ   85260-2599

     Attention: President, Kodak Professional     Attention: Corporate Secretary


     18.6  Force Majeure.  Neither party shall be liable to the other party
           -------------
hereto for any loss, injury, delay, damages or other casualties suffered or incurred by such other party due to strikes, riots, storms, fires, acts of God, or war or any other cause beyond the reasonable control of either party.

     18.7  Headings.  Headings to articles, paragraphs and sections of this
           --------
Agreement are to facilitate reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

     18.8  Survival From This Agreement.  The rights and obligations of the
           ----------------------------
parties hereto under Article 9 ("Proprietary Rights") and Article 12 ("Confidentiality") of this Agreement shall survive and continue after any expiration or termination of this Agreement and shall bind the parties and their representatives, successors, heirs and assignees.

     18.9  Exhibits.  All exhibits to which this Agreement refers are hereby
           --------
incorporated into and made a part of this Agreement.

     18.10  Entire Agreement.  This Agreement constitutes the entire agreement
            ----------------
between KODAK and CALCOMP, and there are no other understandings, agreements or representations, express or implied, written or oral, not specified herein. This Agreement may only be amended by express written agreement signed by authorized representatives of both parties.

     18.11  Conflicts in Documentation.  In the event that a conflict arises
            --------------------------
between this Agreement and any work order or purchase order related to the Joint Development Project, this Agreement shall govern and prevail, and the conflicting terms and conditions of any such documents shall be deemed deleted, and shall not be binding upon either party. In connection with the terms of Articles 1 through 18. of this Agreement and attached Exhibits A through J, the terms of such Exhibits shall be construed in a manner that is consistent with the terms of such Articles; and in the event of any conflict between such Articles and Exhibits, the terms of Articles 1. through 18. shall prevail.

     18.12  Independent Contractors.  In the performance of the duties
            -----------------------
contemplated under this Agreement, the status of the parties including employees and agents of each, shall be that of independent contractors and not as employees, agents, or fiduciaries of the other party and as such neither party shall have any right to make commitments for or on behalf of the other party.

     18.13  Acts of Employees.  Each party shall be responsible for the safety
            -----------------
of its employees and agents with respect to activities relating to the Joint Development Project under this Agreement and for liability for damages or personal injuries, including death, resulting from such activities without any warranty, liability, or indemnification on the part of the other party.

     18.14  Loaned Equipment.  Each party shall have independent discretion in
            ----------------
determining which of their own equipment will be furnished in connection with the Joint Development Project. All such equipment loaned by one party to the other shall remain the property of the party making such loan and shall be returned upon request.

     18.15  Sample Materials.  Each party understands and acknowledges that any
            ----------------
sample or prototype materials furnished by either party to the other in connection with the Joint

Development Project are experimental and such samples are provided only for experimental use without any representation, assurance, or warranty on the part of either party.

     18.16  Right To Work With Third Parties.  Subject to the terms of this
            --------------------------------
Agreement, each party shall be free to engage in other work, alone or with others, and to furnish information to and receive information from others.

     18.17  Export Licenses.  This Agreement, and any technical information
            ---------------
provided under this Agreement, may be subject to restrictions concerning the export or products or technical information from the United States which may be imposed by the U.S. Government or any other competent authority. Accordingly, the parties agree that they shall not export or re-export, directly or indirectly, any technical information acquired under this Agreement or any products utilizing any such technical information to any country for which the U.S. Government or other competent authority at the time of export requires an export license or other approval, without first obtaining the written consent to do so from the Department of Commerce or other agency of the U.S. Government or Department of Commerce or other agency of the U.S. Government or from other competent authority when required by an applicable statute or regulation.

     18.18  Right To Sell Topaz Assets.  In the event during the term of this
            --------------------------
Agreement, CALCOMP desires to sell any of the Topaz Assets (other than in the ordinary course of its business), CALCOMP shall first offer to KODAK a right to purchase the Topaz Assets, or such portion thereof to be sold. CALCOMP shall deliver to KODAK a written notice (the "Sale Notice") of its desire to sell Topaz Assets, stating with specificity which assets will be sold. Thereafter, KODAK shall engage an accounting firm or investment banking firm of nationally recognized standing to render an appraisal as to the value of the Topaz Assets available for sale. Such appraisal shall be rendered within sixty (60) days from the Sale Notice and the cost thereof shall be shared equally by KODAK and CALCOMP. KODAK and CALCOMP shall have a period of thirty (30) days from the date of such appraisal to negotiate a definitive asset sale agreement containing terms and conditions standard for transactions of this type. The agreed upon price for the assets, if any, shall be within ten percent (10%) of the range set forth in the appraisal. If no definitive agreement can be reached within such thirty-day period, CALCOMP shall be free to sell the assets to a third party, provided, however, that the terms of the sale are no more favorable than those offered to KODAK during the negotiation period.

     18.19  Right To Sell A Portion Of Topaz Assets.  In the event CALCOMP sells
            ---------------------------------------
only a portion of the Topaz Assets, whether to KODAK or a third party purchaser, KODAK's right of first refusal set forth in Section 18.18 above shall continue with respect to the Topaz Assets still owned by CALCOMP.

     18.20  Counterparts.  This Agreement may be executed in several
            ------------
counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

CALCOMP TECHNOLOGY, INC.

Signature:     /s/ John C. Batterton
          --------------------------------

Printed Name:  John C. Batterton

Title:  President and CEO


EASTMAN KODAK COMPANY

Signature:     /s/ Patrick T. Siewert
          --------------------------------

Printed Name:  Patrick T. Siewert

Title:  President, Kodak Professional and
        Vice President, Eastman Kodak Company